                                  SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (AMENDMENT NO. 1)

Check the appropriate box:

[X]    Preliminary Information Statement    [  ] Confidential, for Use of the
[ ]    Definitive Information Statement          Commission Only (as permitted
                                                 by Rule 14c-5(d)(2))

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

(2)      Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

(4)      Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

(5)      Total fee paid:

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[ ]      Fee paid previously with preliminary materials:

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

         ----------------------------------------------------------------------

(2)      Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

(3)      Filing Party:

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(4)      Date Filed:

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
                                PRELIMINARY COPY

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                                March [__], 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Limited Partner:

         The attached Information Statement describes an amendment (the "Amendment") to the Amended and Restated Agreement of Limited Partnership (as amended, the "Partnership Agreement") of U.S. Realty Partners Limited Partnership, a Delaware limited partnership (your "Partnership"), to extend the term of your Partnership from December 31, 2005 to December 31, 2021.

         On August 31, 2000, your Partnership refinanced (with an independent, third party lender) its mortgage indebtedness secured by Twin Lakes Apartments, a 262-unit apartment complex located in Palm Harbor, Florida, and Governor's Park Apartments, a 154-unit apartment complex located in Little Rock, Arkansas, both of which your Partnership owns. The financing agreements between the Partnership and the lender require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's mortgage indebtedness matures on September 1, 2020. The lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Partnership property, if the Partnership's term is not extended.

         The Partnership has entered into an agreement providing for the sale of Twin Lakes and has marketed Governor's Park to potential purchasers. The Partnership intends to continue to seek a buyer for Governor's Park and the general partners of the Partnership believe that additional time may be required in order to locate a buyer for Governor's Park. The Amendment will provide the Partnership with additional time to market Governor's Park for sale to a third party. The Partnership's term currently expires on December 31, 2005, and the general partners of the Partnership are of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the limited partners from a sale of Governor's Park could be increased, if the Partnership has greater flexibility with respect to the timing of a sale of Governor's Park. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net proceeds from a sale of Governor's Park will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of Governor's Park.

         U.S. Realty I Corporation and AIMCO Properties, L.P., the general partners of the Partnership (the "General Partners"), have conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2005 will result in the General Partners and their affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2005 if the Amendment is not adopted.

         Pursuant to the Partnership Agreement, the consent of the holders of more than 50% of all outstanding depositary unit certificates in the Partnership ("Units"), which actually vote on the issue, is required to approve the Amendment. As of March [_], 2005, 1,222,000 Units were issued and outstanding. As of March [__], 2005, AIMCO Properties, L.P. and its affiliates own 828,227, or approximately 67.78%, of the outstanding Units. AIMCO Properties, L.P. and its affiliates will vote their Units in favor of the Amendment. Accordingly, approval of the Amendment is assured. We are providing the attached Information Statement in order to notify you of the background and terms of the Amendment.

         The Amendment will become effective when the General Partners execute the Amendment. The General Partners expect that the Amendment will become effective on or about March [__], 2005. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

         Questions may be directed to the Information Agent, The Altman Group, Inc., at its address set forth below.

                                Very truly yours,

                                U.S. REALTY I CORPORATION

                                AIMCO PROPERTIES, L.P.





                            THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.


By Mail, Overnight Courier or Hand:      By Facsimile:       For Information please call:

   1275 Valley Brook Avenue           (201) 460-0050            TOLL FREE (800) 217-9608
  Lyndhurst, New Jersey 07071

                                PRELIMINARY COPY

                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP
                           C/O THE ALTMAN GROUP, INC.
                            1275 VALLEY BROOK AVENUE
                           LYNDHURST, NEW JERSEY 07071
                                 (800) 217-9608

                              INFORMATION STATEMENT

                                March [__], 2005

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         This Information Statement is being furnished to the holders (the "Limited Partners") of depositary unit certificates of record as of the close of business on [_________________], 2005 (the "Record Date"), of U.S. Realty Partners Limited Partnership, a Delaware limited partnership (the
"Partnership"), in connection with an amendment (the "Amendment") to the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") to extend the term of the Partnership from December 31, 2005 to December 31, 2021.

         This Information Statement is first being mailed to Limited Partners on or about [__________________], 2005.

         On August 31, 2000, your Partnership refinanced (with an independent, third party lender) its mortgage indebtedness secured by Twin Lakes Apartments, a 262-unit apartment complex located in Palm Harbor, Florida, and Governor's Park Apartments, a 154-unit apartment complex located in Little Rock, Arkansas, both of which your Partnership owns (collectively, the "Properties" and individually, a "Property"). The financing agreements between the Partnership and the lender require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's mortgage indebtedness matures on September 1, 2020. The lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Partnership property, if the Partnership's term is not extended.

         The Partnership has entered into an agreement providing for the sale of Twin Lakes and has marketed Governor's Park to potential purchasers. The Partnership intends to continue to seek a buyer for Governor's Park and the general partners of the Partnership believe that additional time may be required in order to locate a buyer for Governor's Park. The Amendment will provide the Partnership with additional time to market Governor's Park for sale to a third party. The Partnership's term currently expires on December 31, 2005, and the general partners of the Partnership are of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from a sale of Governor's Park could be increased, if the Partnership has greater flexibility with respect to the timing of a sale of Governor's Park. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net proceeds from a sale of Governor's Park will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of Governor's Park.

         U.S. Realty I Corporation and AIMCO Properties, L.P., the general partners of the Partnership (the "General Partners" or individually a "General Partner"), have conflicts of interest with respect to the Amendment. Continuation of the Partnership beyond 2005 will result in the General Partners and their affiliates continuing to receive management fees from the Partnership. These fees would not continue to be payable beyond 2005 if the Amendment is not adopted.

         Pursuant to the Partnership Agreement, the consent of Limited Partners holding more than 50% of all outstanding depositary unit certificates in the Partnership ("Units"), which actually vote on the issue, is required to approve the Amendment. As of March [_], 2005, 1,222,000 Units were issued and outstanding. As of March [__], 2005, AIMCO Properties, L.P. ("AIMCO Properties") and its affiliates own 828,227, or approximately 67.78%, of the outstanding Units. AIMCO Properties and its affiliates will vote their Units in favor of the Amendment.

Accordingly, approval of the Amendment is assured. We are providing this Information Statement in order to notify you of the background and terms of the Amendment.

         The Amendment will become effective when the General Partners execute the Amendment. The General Partners expect that the Amendment will become effective on or about March [__], 2005. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

         Questions may be directed to the Information Agent, The Altman Group, Inc., at 1275 Valley Brook Avenue, Lyndhurst, New Jersey 07071, telephone (800) 217-9608.

                                  RISK FACTORS

         There are risks associated with the Amendment. In addition, the General Partners are affiliates of Apartment Investment and Management Company, a publicly traded real estate investment trust ("AIMCO"), which, together with its other affiliates, may have interests that conflict with the interests of the Limited Partners. You should consider the following risks carefully:

RISKS OF THE AMENDMENT

         CONTINUATION OF THE PARTNERSHIP; NO DEFINITE TIME FRAME REGARDING SALE OF PROPERTIES. Although the General Partners intend to sell the Properties, there can be no assurance as to when the sales will occur, if at all. Your partnership's prospectus, pursuant to which Units were sold, indicated that your partnership was intended to be self-liquidating, that it was anticipated that the partnership's properties would be sold within five to nine years of their acquisition, provided market conditions permit, and that it was anticipated that the partnership would be dissolved within twelve years after the sale of the units. The prospectus also indicated that there would be no assurance that the partnership would be able to so liquidate and that, unless sooner terminated as provided in the Partnership Agreement, the existence of the partnership would continue until December 31, 2005. There may be no way to liquidate your investment in the Partnership in the future until the Properties are sold and your Partnership is liquidated.

         If the Amendment is approved, you may not be able to exit from the Partnership until a termination of the Partnership in December 31, 2021, or if the termination date is further extended, until that extended date.

         YOU MAY BE REQUIRED TO HOLD YOUR UNITS INDEFINITELY. Although the General Partners intend to sell the Properties, there can be no assurance as to when any sales will occur, if at all. Therefore, there may not be any way to liquidate your investment in the Partnership until the Properties are sold and your Partnership is liquidated.

         THERE IS NO ACTIVE TRADING MARKET FOR YOUR UNITS. Although the Units are registered with the Securities and Exchange Commission (the "SEC"), there is no active trading market for the Units. There may be a limited number of prospective buyers for your Units in the future, and you may find it difficult or impossible to liquidate your investment at a price that exceeds the amounts you might receive on the liquidation and dissolution of the Partnership. The General Partners cannot predict when the sale or other disposition of Governor's Park will occur. If the Amendment is not approved, your Partnership will terminate on December 31, 2005; if the Amendment is approved, you may not be able to exit from the Partnership until December 31, 2021, or if the termination date is further extended, until such extended date.

         THE VALUE OF THE PROPERTIES MAY DECLINE, AND YOUR INVESTMENT WILL CONTINUE TO BE AT RISK. Until the Properties are sold, the Partnership will continue to bear the investment risk associated with the continued ownership of the Properties. The Partnership's future success will depend upon many factors beyond the control of the General Partners, including competitive activity, the need for capital expenditures, prevailing economic and market conditions and financial, business and other factors. These factors, and others, may cause the value of the Properties and the Partnership to decline.

         AIMCO PROPERTIES AND ITS AFFILIATES CONTROL YOUR PARTNERSHIP AND THEIR CONTROL MAY INCREASE. Decisions with respect to the day-to-day management of your Partnership, including a refinancing of the Partnership's mortgage indebtedness, are the responsibility of the General Partners. The General Partners are controlled by AIMCO. In addition, affiliates of the General Partners hold 828,227, or approximately 67.78%, of the outstanding Units. Pursuant to the Partnership Agreement, Limited Partners holding a majority of the outstanding Units must approve certain transactions, including certain amendments to the Partnership Agreement and the sale of all or substantially all of the Partnership's assets. The General Partners and their affiliates can significantly influence, and may have the ability to control under certain circumstances, many voting decisions with respect to the Partnership.

         From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership with a view to making a profit. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.

         AFFILIATES OF THE GENERAL PARTNERS WILL CONTINUE TO RECEIVE FEES. Affiliates of the General Partners are entitled to receive 5% of gross receipts from both of the Properties as compensation for providing property management services. The Partnership paid approximately $114,000 for the nine months ended September 30, 2004 and approximately $153,000 for each of the years ended December 31, 2003 and 2002 to affiliates of the General Partners.

         An affiliate of the General Partners received reimbursement of accountable administrative expenses of approximately $59,000 for the nine months ended September 30, 2004, and $84,000 and $115,000 for the years ended December 31, 2003 and 2002, respectively. The amount for the year ended December 31, 2002 includes approximately $24,000 of fees related to construction management services provided by an affiliate of the General Partners.

         During the years ended December 31, 2003 and 2002, advances were made to the Partnership for property taxes and other expenses of approximately $62,000 and $167,000. No advances were made to the Partnership during the nine months ended September 30, 2004. The Partnership repaid advances and accrued interest during the nine months ended September 30, 2004 of approximately $62,000 and during the years ended December 31, 2003 and 2002 of approximately $142,000 and $179,000, respectively, to pay such expenses. Interest was charged on the advance at prime plus 2%, or 6.75%, at September 30, 2004. Interest expense was approximately $1,000 for the nine months ended September 30, 2004, and $2,000 and $6,000 for the years ended December 31, 2003 and 2002, respectively.

         The Partnership insures its properties up to certain limits through coverage provided by AIMCO, an affiliate of the General Partners, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partners. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership was charged by AIMCO and its affiliates approximately $45,000, $42,000 and $51,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The adoption of the Amendment and extension of the Partnership's term will result in similar fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2005. Therefore, the interests of the General Partners and their affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See "Security Ownership of Certain Beneficial Owners and Management."

         YOUR CUMULATIVE RETURNS ACCRUE AT A SIMPLE INTEREST RATE. Pursuant to the Partnership Agreement, each Limited Partner is entitled to certain cumulative returns with respect to distributions resulting from sales, refinancings and other distributions of properties and working capital reserves. Those cumulative returns are not compounded and are computed on a simple interest basis. The General Partner is entitled, after the Limited Partners receive their cumulative returns, to special distributions, if available. To the extent that the Partnership's assets accrete value at a rate that exceeds the preferred returns, the value of the cumulative returns available to the Limited Partners will be lower over time, relative to a return based on a compounded interest rate. Although your General Partners intend to sell the Properties, if the term of the Partnership is extended, the General Partners will not be required to sell the Properties until the end of the extended term.

RISKS IF THE AMENDMENT IS NOT ADOPTED

         THE LENDER MAY BE ABLE TO EXERCISE REMEDIES AGAINST THE PARTNERSHIP IF THE AMENDMENT IS NOT ADOPTED. The terms of the financing agreements between the Partnership and the lender require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's mortgage indebtedness matures on September 1, 2020. The lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Partnership property, if the Partnership's term is not extended.

         THE PARTNERSHIP WILL HAVE LESS FLEXIBILITY WITH RESPECT TO THE SALE OF GOVERNOR'S PARK APARTMENTS. The Amendment will provide the Partnership with additional time to market Governor's Park for sale to a third party. The Partnership's term currently expires on December 31, 2005, and the General Partners are of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from a sale of Governor's Park could be increased, if the Partnership has greater flexibility with respect to the timing of the sale of Governor's Park. There can be no assurance, however, that the Partnership's negotiating leverage or sales proceeds from Governor's Park will in fact be enhanced, or that the net proceeds from a sale of Governor's Park will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of Governor's Park.

         YOU MAY RECOGNIZE GAIN ON A DISPOSITION OF THE PROPERTIES, INCLUDING BY FORECLOSURE. Any sale, exchange or other disposition of any Property by the Partnership, including by foreclosure, would likely result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Property. The amount realized for each Property would be the selling price for that Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. Any taxable gain or loss will pass through to the partners of the Partnership. See "Material U.S. Federal Income Tax Consequences" below. Even if the Amendment is adopted, the tax consequences described in this paragraph would likely result on a disposition of any Property, including by foreclosure. However, if the Amendment is adopted, the disposition of Properties, and therefore the taxable events, may take place in a later taxable year than if the Amendment is not adopted. The Partnership anticipates that Twin Lakes will be sold in 2005 whether or not the Amendment is adopted, and is marketing Governor's Park to potential purchasers. Thus there is no guarantee that the tax consequences will be be deferred if the Amendment is adopted.

         DISTRIBUTIONS FROM YOUR PARTNERSHIP MAY NOT BE SUFFICIENT TO COVER CURRENT TAX LIABILITIES OF THE PARTNERS. As noted above, if a Property is sold, or lost through the exercise of remedies by the lender, the Partnership will recognize taxable income from the disposition of the Property equal to the difference between the proceeds, if any, and the Partnership's basis in the Property. Depending on the purchase price and related sales costs, a partner's tax liability could be greater than the funds, if any, it receives from the Partnership. Because amount realized includes liabilities assumed by the purchaser of the Property, or liabilities that the purchaser takes the Property subject to, there may be a significant tax liability in excess of the funds available on a sale. Similarly, on a foreclosure the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available. Any taxable income would be allocated to partners. As noted above, the tax consequences of disposing of a Property would likely result at some time regardless of whether the Amendment is adopted, but may result earlier if the Amendment is not adopted.


                                  THE AMENDMENT

         The Amendment amends and restates Article 5 of the Partnership Agreement in its entirety as follows:

         "The Partnership shall have a term commencing on January 24, 1986, and continuing until December 31, 2021, unless the Partnership is sooner terminated as herein provided or as provided by law."

EFFECTIVENESS

         The Amendment will become effective when the General Partners execute the Amendment. The General Partners expect that the Amendment will become effective on or about March [__], 2005. There can be no assurance, however, that the Amendment will not become effective sooner or later than such date.

REASONS FOR THE AMENDMENT

         The financing agreements between the Partnership and the lender require the extension of the Partnership's term beyond the maturity date of the mortgage indebtedness. The Partnership's mortgage indebtedness matures on September 1, 2020. The lender can exercise remedies, which include accelerating the maturity of the mortgage indebtedness and foreclosing on Partnership property, if the Partnership's term is not extended.

         The Partnership has entered into an agreement providing for the sale of Twin Lakes and has marketed Governor's Park to potential purchasers. The Partnership intends to continue to seek a buyer for Governor's Park and the General Partners believe that additional time may be required in order to locate a buyer for Governor's Park. The Amendment will provide the Partnership with additional time to market Governor's Park for sale to a third party. The Partnership's term currently expires on December 31, 2005, and the General Partners are of the opinion that the Partnership's negotiating leverage will be enhanced, and the net proceeds to the Partnership and the Limited Partners from a sale of Governor's Park could be increased, if the Partnership has greater flexibility with respect to the timing of a sale of Governor's Park. There can be no assurance, however, that the Partnership's negotiating leverage will in fact be enhanced, or that the net proceeds from a sale of Governor's Park will be increased, by an extension of the Partnership's term or that the Partnership will complete a sale of Governor's Park.


ALTERNATIVES TO THE AMENDMENT

         At the time of the refinancing of the Properties in 2000, the Partnership's then-existing mortgage indebtedness was scheduled to mature in August 2001. At the time the refinancing was considered, the Partnership's then-existing mortgage indebtedness could be refinanced with no prepayment penalty and at a lower rate than such existing indebtedness, but only on terms and conditions that included extending the Partnership's term beyond the maturity date of the new mortgage indebtedness. At that time, the General Partners discussed with the lender the terms of the financing agreements, including the requirement to extend the Partnership's term. Alternatively, the General Partners could have negotiated a shorter loan term such that the maturity of the mortgage indebtedness would occur prior to the expiration of the Partnership's term. The General Partners were of the opinion that refinancing with such a loan term could have resulted in one or more of the following undesirable effects: 1) monthly payments that the Partnership was unable to service and 2) more frequent refinancings, resulting in repeated unnecessary refinancing costs and potentially higher interest costs to the Partnership.

         At the current time, an alternative to extending the Partnership's term as required by the financing agreements is to allow the Partnership to default on the existing mortgage and to allow the holder of such debt to foreclose on the Properties. However, such a disposition of the Properties by the Partnership would likely result in 1) lesser net proceeds than might be received following an orderly sale of the Properties in a more advantageous climate for the disposition of real estate such as the Properties and 2) the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Properties and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Properties. The amount realized for the Properties would be the amount of the outstanding indebtedness secured by the Properties, less any expenses of sale, plus any liabilities assumed by the purchasers of the Properties or liabilities that the purchasers take the Properties subject to. Any taxable gain or loss would pass through to the partners of the Partnership.

ALTERNATIVES TO THE REFINANCING

         At the time of the refinancing, the General Partners considered a sale of the Properties but were of the opinion that a sale of the Properties was not advantageous given general economic conditions, the local and sub-market conditions where the Properties are located, their expectation that these economic conditions and the Properties' operating performance would improve in the long term, and the negative tax consequences to Limited Partners of a sale (including the possibility that proceeds would not be sufficient to enable Limited Partners to pay their resulting tax liability). In particular, the General Partners considered the lower interest rates on which financing was available to the Partnership, the potential for future appreciation in the value of the Properties, the change in the local rental markets, and the tax consequences to you and your partners of a sale of the Properties. However, in analyzing the alternatives available to the Partnership, the General Partners did not perform a liquidation analysis at the time of the refinancing.

         Another alternative to refinancing the Properties was to allow the Partnership to default on the existing mortgage and to allow the holder of such debt to foreclose on the Properties. However, such disposition of the Properties by the Partnership would likely have resulted in 1) lesser net proceeds than might be received following an orderly sale of the Properties in a more advantageous climate for the disposition of real estate such as the Properties and 2) the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Properties and (ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Properties. The amount realized for the Properties would have been the amount of the outstanding indebtedness secured by the Properties, less any expenses of sale, plus any liabilities assumed by the purchasers of the Properties or liabilities that the purchasers take the Properties subject to. Any taxable gain or loss would have passed through to the partners of the Partnership.

                              CONFLICTS OF INTEREST

         The General Partners are affiliates of AIMCO. AIMCO and its affiliates, including the General Partners, may have interests that conflict with the interests of the Limited Partners.

         Affiliates of the General Partners Will Continue to Receive Fees. Affiliates of the General Partners are entitled to receive 5% of gross receipts from both of the Properties as compensation for providing property management services. The Partnership paid approximately $114,000 for the nine months ended September 30, 2004 and approximately $153,000 for each of the years ended December 31, 2003 and 2002 to affiliates of the General Partners.

         An affiliate of the General Partners received reimbursement of accountable administrative expenses of approximately $59,000 for the nine months ended September 30, 2004, and $84,000 and $115,000 for the years ended December 31, 2003 and 2002, respectively. The amount for the year ended December 31, 2002 includes approximately $24,000 of fees related to construction management services provided by an affiliate of the General Partners.

         During the years ended December 31, 2003 and 2002, advances were made to the Partnership for property taxes and other expenses of approximately $62,000 and $167,000, respectively. No advances were made to the Partnership during the nine months ended September 30, 2004. The Partnership repaid advances and accrued interest during the nine months ended September 30, 2004 of approximately $62,000 and during the years ended December 31, 2003 and 2002 of approximately $142,000 and $179,000, respectively, to pay such expenses. Interest was charged on the advance at prime plus 2%, or 6.75%, at September 30, 2004. Interest expense was approximately $1,000 for the nine months ended September 30, 2004, and $2,000 and $6,000 for the years ended December 31, 2003 and 2002, respectively.

         The Partnership insures its properties up to certain limits through coverage provided by AIMCO, an affiliate of the General Partners, which is generally self-insured for a portion of losses and liabilities related to workers compensation, property casualty and vehicle liability. The Partnership insures its properties above the AIMCO limits through insurance policies obtained by AIMCO from insurers unaffiliated with the General Partners. During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Partnership was charged by AIMCO and its affiliates approximately $45,000, $42,000 and $51,000, respectively, for insurance coverage and fees associated with policy claims administration.

         The adoption of the Amendment and extension of the Partnership's term will result in similar fees continuing to be paid for a longer period than would be the case if the term of the Partnership expired in 2005.

Therefore, the interests of the General Partners and their affiliates in continuing the Partnership may be different than those of any Limited Partners who desire to have the Partnership earlier dissolved and liquidated. See "Security Ownership of Certain Beneficial Owners and Management."

         AIMCO Properties May Buy Units in Future Tender Offers. AIMCO Properties is a General Partner. From time to time, AIMCO Properties and its affiliates have purchased Units of the Partnership with a view to making a profit. AIMCO Properties and its affiliates hold 828,227, or approximately 67.78%, of the outstanding Units. The Amendment provides additional time to AIMCO Properties and its affiliates to purchase additional Units in the future, thereby increasing the influence AIMCO Properties and its affiliates have over the voting decisions of the Partnership. Accordingly, the Amendment may result in increased control of the Partnership by AIMCO Properties and its affiliates.

                               NO APPRAISAL RIGHTS

         Limited Partners are not entitled to dissenters' appraisal rights under Delaware law or the Partnership Agreement in connection with the Amendment.

                       INFORMATION ABOUT YOUR PARTNERSHIP

         GENERAL. Your Partnership was organized under the laws of the State of Delaware on January 23, 1986 for the purpose of acquiring, maintaining, operating, selling, and otherwise acquiring, investing in and dealing with commercial, residential and combined office/warehouse real estate and to engage in related or incidental activities. The General Partners own an aggregate 1% general partnership interest in the Partnership. The General Partners are affiliates of AIMCO. The Partnership's principal executive offices are located at 55 Beattie Place, P.O. Box 1089, Greenville, South Carolina 29602, and its telephone number is (864) 239-1000.

         The Partnership does not have any employees and depends on the General Partners and their affiliates for the management and administration of all Partnership activities.

         SALE OF TWIN LAKES APARTMENTS. On January 24, 2005, the General Partners furnished a proxy statement to the Limited Partners in connection with:

         (i) an amendment to the Partnership Agreement to permit sales of the Partnership's property to the General Partners or their affiliates (the "Sale Amendment"); and

         (ii) the sale by the Partnership of Twin Lakes Apartments to Twin Lakes Apartments, L.L.C., a Delaware limited liability company, which is wholly owned by AIMCO Properties (the "Sale").

         The General Partners and their affiliates can and will vote to approve the Sale Amendment and the Sale without the vote of any other Limited Partner. However, the General Partners will not consummate the Sale if Limited Partners holding a majority of the Units held by all Limited Partners who are not the General Partners or their affiliates object. The period of time under which Limited Partners may submit their notices of objection currently expires on March 31, 2005.

         ADDITIONAL INFORMATION. Your Partnership, AIMCO and AIMCO Properties are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the SEC relating to the business, financial condition and other matters of each of the foregoing entities. Such reports and other information may be inspected at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1200, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Room of the SEC in Washington, D.C. at prescribed rates. The SEC also maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.


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

                  MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following summary of the material U.S. Federal income tax consequences is based upon current U.S. Federal tax law which is subject to change, possibly with retroactive effect. This summary is for general information only and does not address all aspects of U.S. Federal income taxation that may be relevant in the particular circumstances of each Limited Partner or to Limited Partners subject to special treatment under the Code. In addition, this summary does not address any state, local or foreign tax consequences. There will be no Federal or state income tax consequences resulting solely from the approval of the Amendment. If the Partnership is required to sell the Properties, or the lender forecloses on the Properties, the Partnership likely would recognize gain or loss, which would pass through to the partners of the Partnership.

         TAX CONSEQUENCES OF SALE OF PARTNERSHIP PROPERTY OR FORECLOSURE. The description set forth below is a general description of the tax consequences that a partner of the Partnership may incur as a result of a sale of any of the Properties or a foreclosure by the lender in the future, assuming that the applicable tax rates and tax laws remain unchanged from those in existence for the 2005 tax year. Each partner should consult with his or her own tax advisor to determine his or her particular tax consequences.

         A sale, exchange or other disposition of any Property by the Partnership would result in the recognition of gain or loss by the Partnership equal to the difference between (i) the amount realized for the Property and
(ii) the Partnership's tax basis (which has been reduced because of prior years' depreciation deductions) in the Property. The amount realized for the Property would be the selling price for the Property, less any expenses of sale, plus any liabilities assumed by the purchaser of the Property or liabilities that the purchaser takes the Property subject to. In addition, the Partnership may recognize COD income to the extent it is unable to satisfy other Partnership indebtedness that is not assumed by the purchaser of the Property. Any taxable gain or loss and COD income will pass through to the partners of the Partnership.

         Any gain or loss recognized as a result of the transfer of any Property may be characterized for taxation purposes as ordinary or capital, or a combination of both. To the extent that any part of a Property being sold consists of depreciable personal property under Internal Revenue Code (the "Code") Section 1245 or depreciable real property under Code Section 1250, gain on a sale of such Property may be treated as ordinary income. Some portion of any gain recognized on the Property may be considered "unrecaptured section 1250 gain" that is taxable at a maximum Federal individual rate of 25%. Generally, the unrecaptured Code Section 1250 gain tax rate applies only to individuals and certain other noncorporate taxpayers. Gain in excess of Code Section 1245 and Code Section 1250 gain and unrecaptured Code Section 1250 gain generally will be taxed as Code Section 1231 gain, which may be taxed at capital gain rates (currently, the maximum capital gains tax rate applicable to individuals and certain other noncorporate taxpayers is 15%) depending upon your individual tax circumstances. Any loss from a disposition of the Property may be characterized as ordinary loss, subject to certain rules that may require a partner to re-characterize the loss as capital loss depending upon such partner's particular circumstances. Any COD income would be taxable as ordinary income at a maximum Federal individual rate of 35.0%. The rates set forth above are the Federal tax rates that currently are in effect for 2005.

         The proceeds available for distribution to the partners of the Partnership in the event of a sale of the Property or a foreclosure by the lender may be less than any tax liabilities resulting from such sale or foreclosure. Any taxable income would be allocated to partners. Accordingly, a Limited Partner may need to use funds from other sources to satisfy any such tax liabilities. Because the amount realized on a sale includes liabilities assumed by the purchaser of the Property, or liabilities that the purchaser takes the Property subject to, there may be a significant tax liability in excess of the funds available. Similarly, on a foreclosure the amount realized would generally include the full amount of the debt. In addition, the Partnership may also recognize taxable income due to cancellation of indebtedness, which also may create a significant risk of a tax liability in excess of the funds available.

         If a partner possesses suspended tax losses, tax credits, or other items of tax benefit, a partner may be able to use such items to reduce any tax liability that arises with respect to any gain recognized as a result of the sale of the Property or a foreclosure by the lenders.

SINCE THE TAX CONSEQUENCES TO A PARTICULAR PARTNER OF A SALE OF THE PARTNERSHIP'S ASSETS OR A FORECLOSURE ARE DEPENDENT IN PART ON FACTS THAT ARE UNIQUE TO EACH PARTNER, EACH PARTNER IS URGED TO CONSULT HIS OR HER TAX ADVISORS AS TO THE EXACT CONSEQUENCES TO HIM OR HER OF SUCH ACTIONS, INCLUDING THE APPLICATION OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Except as noted below, no person or entity was known by the General Partner to be the beneficial owner of more than 5% of the Units of the Partnership as of March [__], 2005.

ENTITY                            NUMBER OF UNITS            PERCENT OF CLASS
AIMCO Properties, L.P.               828,227                   67.78%

         AIMCO Properties, L.P. is controlled by AIMCO through AIMCO's direct subsidiaries. Its principal executive offices are located at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237, and their telephone number is (303) 757-8101.

                              NO CONSENTS REQUIRED

         The Partnership has fixed March [__], 2005 as the Record Date for determining Limited Partners entitled to notice of the Amendment.

         Pursuant to the Partnership Agreement, approval of the Amendment requires the consent of Limited Partners who own more than 50% of the Partnership's outstanding Units. As of the Record Date, there were 1,222,000 Units issued and outstanding. AIMCO Properties and its affiliates currently own 828,227, or approximately 67.78%, of the outstanding Units. AIMCO Properties and its affiliates have notified the General Partner that they will consent in writing to the Amendment. Accordingly, approval of the Amendment is assured.

                                    EXPENSES

         The cost of preparing, assembling, printing and mailing this Information Statement will be borne by the Partnership. The fees and expenses of the Information Agent are expected to be approximately $1,000 and will be borne by the Partnership.


                    U.S. REALTY PARTNERS LIMITED PARTNERSHIP


                            THE INFORMATION AGENT IS:

                             THE ALTMAN GROUP, INC.



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
By Mail, Overnight Courier or Hand:        By Facsimile:     For Information please call:

   1275 Valley Brook Avenue               (201) 460-0050         TOLL FREE (800) 217-9608
 Lyndhurst, New Jersey 07071

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